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                             EAGLE-PICHER MANAGEMENT

                                      TRUST

February 17, 1998















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                                TABLE OF CONTENTS

                                                                            Page
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ARTICLE 1  TRUST...............................................................1
      1.1  Trust...............................................................1
      1.2  Effective Date......................................................1

ARTICLE 2  PAYMENTS TO TRUST FUND..............................................1
      2.1  Receipt of Payments.................................................1
      2.2  Form of Payments....................................................2

ARTICLE 3  POWERS AND DUTIES OF TRUSTEES.......................................2
      3.1  General.............................................................2
      3.2  Investment of the Trust Assets......................................2
      3.3  Allocation and Delegation of Responsibilities.......................2
      3.4  Taxes and Expenses..................................................2
      3.5  Tenure in Office....................................................3
      3.6  Successor Trustees..................................................3

ARTICLE 4  INVESTMENT POWERS...................................................3
      4.1  General.............................................................3
      4.2  Voting Restricted Stock.............................................4

ARTICLE 5  ACCOUNTS AND RECORDS................................................5
      5.1  Accounts............................................................5
      5.2  Reports.............................................................5

ARTICLE 6  PAYMENTS FROM THE TRUST FUND........................................5
      6.1  Payments Generally..................................................5

ARTICLE 7  SPENDTHRIFT PROVISIONS..............................................6
      7.1  No Assignment.......................................................6

ARTICLE 8  AMENDMENTS AND TERMINATION..........................................6
      8.1  Right to Amend......................................................6
      8.2  Termination.........................................................6
      8.3  Limitations.........................................................6

ARTICLE 9  TRUSTEE'S LIABILITY.................................................6
      9.1  Indemnification.....................................................6


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ARTICLE 10  MISCELLANEOUS PROVISIONS...........................................7
      10.1  General Undertaking................................................7
      10.2  Invalidity of Certain Provisions...................................7
      10.3  Masculine, Feminine, Singular, and Plural..........................7
      10.4  Mailing Notices....................................................7
      10.5  Submitting Notice..................................................7
      10.6  Governing Law......................................................8






















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                          EAGLE-PICHER MANAGEMENT TRUST

               THIS TRUST AGREEMENT (the "Agreement") is made this 17th day of February, 1998, by and among Granaria Industries B.V., a Dutch corporation (the "Issuer"), and Thomas E. Petry, Andries Ruijssenaars, and Joel Wyler (the "Trustees").

                                   WITNESSETH

               WHEREAS, the Issuer expects Eagle-Picher Industries, Inc., an Ohio corporation (the "Company") to have adopted the Incentive Stock Plan of Eagle-Picher Industries, Inc. (the "Plan") substantially in the form attached hereto as Annex A for the benefit of Participants and their Beneficiaries under such Plan, and

               WHEREAS, the Issuer and the Trustees agree to the terms and conditions of this Trust Agreement; and intend that the Company shall be bound as of the date the Company executes this Agreement.

               NOW, THEREFORE, it is agreed by and between the Issuer, the Trustees and (upon its execution of this Agreement) the Company, as follows:

               Capitalized terms used but not defined in this Agreement have the same meaning given them in the Plan.

                                    ARTICLE 1

                                      TRUST

               1.1 Trust. The Issuer hereby establishes a Trust for the benefit of Participants and their Beneficiaries under the Plan, to be known as the Eagle-Picher Management Trust (the "Trust"), consisting of the cash transfer made this day to the Trust by the Issuer and such contributions as shall be received by the Trustees from the Company in accordance with the provisions of the Plan. The Trust is not intended to be a tax-exempt entity under Section 501(a) of the Internal Revenue Code. The Trustees shall receive such contributions and transfers in Trust and, except as provided herein, shall hold and administer the same as a single Trust fund, shall invest and reinvest the same and the income therefrom, without distinction between principal and income, and shall pay over and distribute the net income therefrom and the principal thereof in accordance with the provisions of the Plan upon written direction of the Committee.

               1.2 Effective Date. The effective date of this Trust is February 17, 1998.




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                                    ARTICLE 2

                             PAYMENTS TO TRUST FUND

               2.1 Receipt of Payments. The Company may from time to time remit contributions under the Plan to the Trustees. Such contributions, together with any income thereon, shall be held in trust on behalf of Participants and their Beneficiaries.

               2.2 Form of Payments. All payments to the Trust shall be remitted by the Company in United States currency, by wire transfer or by check to the Trustees at the address and to the account specified by the Trustees.

                                    ARTICLE 3

                          POWERS AND DUTIES OF TRUSTEES

               3.1 General. The Trustees shall hold the funds and assets received under the Plan subject to the terms and purposes of the Plan and of the Trust. The Trustees shall be responsible only for such funds and assets as shall be received by them as Trustees hereunder.

               3.2 Investment of the Trust Assets.

                   (a) The Trustees shall invest and reinvest the Trust assets in Restricted Stock, in accordance with the terms of the Plan and this Trust Agreement. Except to the extent of dividends or other distributions by the Issuer with respect to Restricted Stock held by the Trust, and the income therefrom, the Trustees shall invest and hold 100% of the Trust assets in Restricted Stock.

                   (b) Subject to paragraph (a), the Trustees may place Trust assets in various deposit accounts offered by any bank or savings and loan association, invest in other securities or investments desirable for the Trust, or in any kind of investment fund, or Trust assets may be held temporarily in cash.

                   (c) In the event the Trustees intend to dispose of any Restricted Stock held in the Trust under circumstances which require registration and/or qualification under applicable securities laws, then the Company or the Issuer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

               3.3 Allocation and Delegation of Responsibilities. The
Trustees may delegate their duties and responsibilities under the Plan and Trust, except that any responsibilities to manage assets of the Plan may not be delegated to anyone other than a Trustee. Joel Wyler is granted the power and authority as attorney-in-fact for all the Trustees to carry out all transactions, and execute all documents by his sole hand, as if he were sole Trustee, but only in connection with the purchase of Restricted Stock by the Trust and any ancillary transaction necessary and proper to effectuate such purchase by the Trust. The power and authority granted to Joel Wyler under the preceding sentence shall lapse upon the earliest to occur of (i) March 2,



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1998; (ii) the day before the Trust receives a transfer of cash or property from the Company; or (iii) the day the Company authorizes a transfer of cash or property to the Trust.

               3.4 Taxes and Expenses.

                   (a) The Trustees may deduct from and charge against the Trust any taxes, including transfer taxes, paid by the Trustees which may be imposed upon the Trust or the income thereof, or which the Trustees are required to pay upon or with respect to the interest of any person under the Plan.

                   (b) The Trustees may pay from the Trust all expenses properly and actually incurred by the Trustee in the administration of this Trust, including but not limited to accounting, consulting and legal expenses, or such expenses may be paid by the Company. The Trustees will serve without compensation. The Trustees' expenses shall be chargeable to, and shall be a lien upon the Trust Fund, and the Trustee is authorized to withdraw such amounts from the Trust after 60 days of presentation of a statement of amounts due, unless the Company or the Issuer pays such amount within the 60 day period after presentation.

               3.5 Tenure in Office. Any Trustee may resign upon written notice to the other Trustees. If any Trustee resigns, dies, or becomes incapacitated, the Committee shall appoint his successor, provided, however, that the successor to Mr. Wyler shall be appointed by the Issuer.

               3.6 Successor Trustees. The appointment of successor Trustees shall become effective upon acceptance in writing of such appointment by the additional or successor Trustee. The successor Trustee shall have no liability for anything done or omitted to be done by a former Trustee and his existing co-Trustee. Every successor co-Trustee appointed to and accepting a trusteeship hereunder shall have all the rights, title, powers, duties, exemptions and limitations of the original Trustee. The Committee shall notify the Participants of any change in Trustee.

                                    ARTICLE 4

                                INVESTMENT POWERS

               4.1 General.

                   (a) The Trustees shall have the following powers and authority in the administration of the Trust:

                       (i) to purchase, receive, or subscribe to Restricted Stock and to retain in trust such Restricted Stock;

                       (ii) to settle, compromise, or submit to arbitration any claims, debts, or damages, due to owing to or for the Trust, to commence or defend suits or legal proceedings in any court of law or before any other body or tribunal;

                       (iii) to exercise any conversion privilege or subscription right available in connection with any securities or other property at any time held by them; to oppose



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or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held by them and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which they may so acquire;

                       (iv) to keep portions of the Trust Fund in cash or cash balances pending investment or to meet anticipated payouts from the Trust Fund;

                       (v) to employ suitable agents and counsel and to pay their reasonable expenses and compensation;

                       (vi) to register any Restricted Stock held by the Trustees hereunder in the name of the Trustees or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form. The Trustees are authorized to use securities depositories or custodians and may register such securities as are held by a depository or custodian in the name of such depository, its nominee or custodian or the name of such custodian or its nominee respectively;

                       (vii) to invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in any bank;

                       (viii) to deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

                       (ix) to borrow or raise monies for the purposes of the Trust from any source, to issue promissory notes and to secure the repayment thereof by pledging all or any part of the Trust;

                       (x) generally to do all acts, whether or not expressly authorized, which the Trustees may deem necessary or desirable for the protection of the Trust Fund;

                   (b) Notwithstanding anything herein to the contrary, in no event shall the Trustees engage in any transaction that would be prohibited under ERISA.

               4.2 Voting Trust For Restricted Stock. All shares of
Restricted Stock held by the Trust shall be non-voting certificates of beneficial ownership ("certificaten van aandalen") in a voting trust ("stichting administratie kantoor") holding class B shares in the Issuer.


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                                    ARTICLE 5

                              ACCOUNTS AND RECORDS

               5.1 Accounts. The Trustee shall keep full accounts of all investments, receipts and disbursements, other transactions under the Plan, and gains and losses resulting from same by Participants and Beneficiaries having an interest in the Trust. The Trustees' records with respect to the assets under this Trust shall be open to inspection during reasonable business hours by Participants and Beneficiaries having an interest in the Trust.

               5.2 Reports. The Trustees shall render an annual report to the Committee within three (3) months after the end of each calendar year, said reports to contain a complete accounting showing the total assets in the trust, as well as a statement of purchases, sales, and any investment charges and all income, expenses, and disbursements since the last such report.

                                    ARTICLE 6

                          PAYMENTS FROM THE TRUST FUND

               6.1 Payments Generally. The Trustees shall make payments out of the assets of the Trust to such persons, in such manner and in such amounts as are required under the Plan.

               6.2 Manner of Payment. Payments by the Trustee shall be delivered or mailed to addresses supplied by the Committee and the Trustees' obligation to make such payments shall be satisfied upon such delivery or mailing. The Trustees shall have no obligation to determine the identity of persons entitled to benefits or their mailing addresses. Any cash distribution shall be made by the Trust's furnishing its check to the Participant or Beneficiary.

                                    ARTICLE 7

                             SPENDTHRIFT PROVISIONS

               7.1 No Assignment. Except to the extent required by the Plan or by applicable law, the interest of Participants and Beneficiaries in the Trust and in the net earnings and profits thereof may not be assigned or used as collateral for a loan and shall not be subject to garnishment, attachment, levy, or execution of any kind for the debts or defaults of the Trustees or of any person, natural or legal, having an interest in the Trust.

                                    ARTICLE 8

                           AMENDMENTS AND TERMINATION

               8.1 Right to Amend. The Trust may be amended at any time by a supplemental agreement in writing signed by a majority of the Trustees but only if such majority includes Mr. Wyler or the Trustee appointed to succeed Mr. Wyler and only if the amendment is approved by the Committee.


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               8.2 Termination. At any time after all Units awarded by the
Committee shall have either vested or been forfeited and canceled, the Trustees shall terminate the Trust. Unless the Issuer, the Company, the Committee, and the Trustees shall all have consented in writing to a supplemental agreement extending the Trust, the Trust shall terminate on December 31, 2002. Promptly after any termination of the Trust, the Trustees shall distribute the Trust assets as follows:

                   (a) First, Restricted Stock representing Units that have not been forfeited shall be transferred to an escrow agent appointed by the Committee to hold such Restricted Stock and distribute the same to Participants in respect of Units that shall have become vested in accordance with the Plan.

                   (b) Second, any remaining Restricted Stock (representing Units not awarded or forfeited unvested Units) shall be transferred to the Issuer or its designee.

                   (c) Third, any remaining Trust assets (other than Restricted Stock) shall be transferred to the Company.

               8.3 Limitations. No amendment of the Trust may cause any detriment to or reduce any benefit of Participants or their Beneficiaries without their consent.

                                    ARTICLE 9

                               TRUSTEE'S LIABILITY

               9.1 Indemnification.

                   (a) To the maximum extent permitted by applicable law, the Trustees shall not be liable for and the Issuer and Company jointly and severally shall indemnify the Trustees against, and hold the Trustees harmless from, all liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims) against a Trustee, arising from the Trustees' performance of their duties in conformance with the terms of the Plan and this Trust Agreement, unless such liability or claim results from reckless or willful acts of commission or omission by the Trustees, or a Trustee's gross negligence.

                   (b) To the maximum extent permitted by applicable law and except as otherwise provided in paragraph (a) above, no Trustee shall be liable for acting or not acting in accordance with any written direction of the Committee or an investment manager, or, where an investment manager has been designated, failing to act in the absence of any such direction, including, without limitation, any claim or liability that may be asserted against a Trustee on account of failure to receive securities purchased, or failure to deliver securities sold pursuant to orders issued by an investment manager, and the Issuer and Company jointly and severally shall indemnify the Trustee against, and agrees to hold the Trustees harmless from, all such liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims).

                   (c) The foregoing indemnifications shall also apply to liabilities and claims against a Trustee arising from any breach of fiduciary responsibility by a fiduciary other


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than the Trustee, unless the Trustee (i) participates knowingly in or knowingly undertakes to conceal such breach, (ii) has enabled such fiduciary to commit such breach. by his failure to exercise his fiduciary duties or (iii) has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

               10.1 General Undertaking. All parties to this Trust and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of the Trust or any of its provisions.

               10.2 Invalidity of Certain Provisions. If any provision of this Trust shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and the Trust shall be construed and enforced as if such provisions had not been included.

               10.3 Masculine, Feminine, Singular, and Plural. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

               10.4 Mailing Notices. Notices. accountings, and reports required to be given by the Trustees may be given by personal delivery or by mail addressed to the party involved at the last address of such party recorded on the general address files of the Trustees. If given by mail, the date of mailing shall be deemed to be the date as of which the same was given or furnished to the addressee. Any notice required under the Trust may be waived in writing by the person entitled to notice.

               10.5 Submitting Notice. All notices, designations, and elections of Participants shall be submitted to the Committee for transmittal to the Trustees. All notices, designations, and elections to be transmitted to the Trustees shall be on forms and to the address specified by the Trustees.

               10.6 Governing Law. This Trust shall be construed, administered and enforced in accordance with the laws of the State of New York.

               10.7 Counterparts. This Agreement may be signed in counterparts which together shall comprise this Agreement.


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               IN WITNESS WHEREOF, the Company, the Issuer and the Trustees have caused this instrument to be signed as of the date first above written.

                                                   EAGLE-PICHER INDUSTRIES, INC.

                                                   By: /s/ ANDRIES RUIJSSENAARS
                                                      --------------------------
                                                          Andries Ruijssenaars

                                                   GRANARIA INDUSTRIES B.V.

                                                   By:   /s/ JOEL P. WYLER
                                                      --------------------------
                                                           Joel P. Wyler

                                                          /s/ JOEL WYLER
                                                   -----------------------------
                                                        Joel Wyler, Trustee

                                                       /s/ THOMAS E. PETRY
                                                   -----------------------------
                                                     Thomas E. Petry, Trustee

                                                      /s/ ANDRIES RUIJSSENAARS
                                                   -----------------------------
                                                   Andries Ruijssenaars, Trustee


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